Exhibit 21

Subsidiaries of Lincoln National Corporation

As of December 31, 2007

	Organized Under Law of:	Ownership
Lincoln National Corporation	Indiana
First Penn-Pacific Life Insurance Company	Indiana	100%
Hampshire Funding, Inc.	New Hampshire	100%
Jefferson Pilot Securities Corporation	New Hampshire	100%
Allied Professional Advisors, Inc.	New Hampshire	100%
JPSC Insurance Services, Inc.	New Hampshire	100%
Jefferson Pilot Variable Corporation	North Carolina	100%
Jefferson Pilot Capital Trust A	Delaware	100%
Jefferson Pilot Capital Trust B	Delaware	100%
Jefferson-Pilot Investments, Inc.	North Carolina	100%
Hampshire Syndications, Inc.	New Hampshire	100%
Lincoln Financial Media Company	North Carolina	100%
Lincoln Financial Media Company of California	North Carolina	100%
Lincoln Financial Media Company of Colorado	North Carolina	100%
Lincoln Financial Media Company of Florida	North Carolina	100%
Lincoln Financial Media Company of Georgia	North Carolina	100%
WBTV, Inc.	North Carolina	100%
WCSC, Inc.	South Carolina	100%
Tall Tower, Inc.	South Carolina	100%
WWBT, Inc.	Virginia	100%
Lincoln Investment Advisors Corporation	Tennessee	100%
Lincoln Life Improved Housing Inc.	Indiana	100%
Lincoln National (UK) PLC	England	99.99%[1]
City Financial Partners Limited	England	100%
Consumers Financial Education Company Limited	England	100%
Financial Alliances Limited	England	100%
LIV Limited	England	100%
LN Management Limited	England	100%
LN Securities Limited	England	100%
Laurtrust Limited	England	100%
Lincoln Assurance Limited	England	100%[2]
Barnwood Property Group Limited	England	100%
Barnwood Properties Limited	England	100%
IMPCO Properties G.B. Ltd.	England	100%
Lincoln Financial Advisers Limited	England	100%
Lincoln Financial Group PLC	England	100%
Lincoln Management Services Limited	England	100%
Laurit Limited	England	100%
Lincoln Milldon Limited	England	100%
Lincoln General Insurance Co. Ltd.	England	100%
Lincoln Independent (Jersey) Limited	Jersey	100%
Lincoln Independent Limited	England	100%
Lincoln Insurance Services Limited	England	100%
Chapel Ash Financial Services Ltd.	England	100%

	Organized Under Law of:	Ownership
Lincoln Investment Management Limited	England	100%
Lincoln National (Guernsey) Limited	Guernsey	100%
Lincoln SBP Trustee Limited	England	100%
Lincoln Unit Trust Managers Limited	England	100%
Lincoln National Investments, Inc.	Indiana	100%
Lincoln National Investment Companies, Inc.	Indiana	100%
Delaware Management Holdings, Inc.	Delaware	100%
DMH Corp.	Delaware	100%
Delaware Investments U.S., Inc.	Delaware	100%
Delaware Distributors, Inc.	Delaware	100%
Delaware General Management, Inc.	Delaware	100%
Delaware Management Company, Inc.	Delaware	100%
Delaware Management Business Trust	Delaware	100%
Delaware Distributors, L.P.	Delaware	[3]
Delaware Management Trust Company	Pennsylvania	100%
Delaware Service Company, Inc.	Delaware	100%
Retirement Financial Services, Inc.	Delaware	100%
Lincoln National Management Corporation	Pennsylvania	100%
Lincoln National Realty Corporation	Indiana	100%
Lincoln National Reinsurance Company (Barbados) Limited	Barbados	100%
Lincoln Reinsurance Company of Bermuda, Limited	Bermuda	100%
The Lincoln National Life Insurance Company	Indiana	100%
Jefferson Standard Life Insurance Company	North Carolina	100%
LFA, Limited Liability Company	Indiana	100%
LFD Insurance Agency, Limited Liability Company	Delaware	100%
LNC Administrative Services Corporation	Indiana	100%
Lincoln Financial Advisors Corporation	Indiana	100%
LFA Management Corporation	Pennsylvania	100%
Lincoln Financial Distributors, Inc.	Connecticut	100%
Lincoln Financial Holdings, LLC	Delaware	100%
LFG South Carolina Reinsurance Company	South Carolina	100%
Lincoln Financial and Insurance Services Corporation	California	100%
California Fringe Benefit and Insurance Marketing Corporation	California	100%
Lincoln Investment Solutions, Inc.	Delaware	100%
Lincoln Life & Annuity Company of New York	New York	100%
Lincoln National Financial Holdings, LLC	Delaware	100%
Lincoln Reinsurance Company of South Carolina	South Carolina	100%
Lincoln Realty Capital Corporation	Indiana	100%
Lincoln Retirement Services Company, LLC	Indiana	100%
Lincoln Variable Insurance Products Trust	Delaware	100%
Westfield Assigned Benefits Company	Ohio	100%

[1]	Remainder owned by The Lincoln National Life Insurance Company
[2]	Except for director-qualifying shares
[3]	98% Delaware Investment Advisers (LP); 1% Delaware Capital Management (LP); 1% Delaware Distributors, Inc.(GP)